Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	October 17, 2018
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Third Quarter 2018 Net Income, an Increase of 40% Over Prior Year, and Year-to-Date Net Income of $263.5 million, an Increase of 39% Over Prior Year

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $91.9 million or $1.57 per diluted common share for the third quarter of 2018 compared to net income of $89.6 million or $1.53 per diluted common share for the second quarter of 2018 and $65.6 million or $1.12 per diluted common share for the third quarter of 2017. The Company recorded net income of $263.5 million or $4.50 per diluted common share for the first nine months of 2018 compared to net income of $188.9 million or $3.23 per diluted common share for the same period of 2017.

Highlights of the Third Quarter of 2018 *:

•
Total loans increased by $513 million from the prior quarter, which included $151 million of loans acquired in relation to the previously-announced acquisition of Delaware Place Bank and its parent ("Delaware Place Bank") completed in early August.

•	Total assets now exceed $30 billion, increasing $678 million from the prior quarter. Asset growth included $280 million of assets acquired in relation to the acquisition of Delaware Place Bank.

•	Total deposits increased by $551 million from the prior quarter to $24.9 billion. This increase included $213 million from the acquisition of Delaware Place Bank.

•
Net interest income increased by $9.4 million from the prior quarter as a result of earning assets growth and one additional day in the quarter, partially offset by a two basis point reduction in net interest margin. The net interest margin decreased during the quarter primarily as a result of higher deposit costs from retail certificate of deposit and money market accounts, partially offset by increased yields on our loan portfolio.

•
Mortgage banking revenue increased to $42.0 million, up $2.2 million over the second quarter of 2018 primarily due to increased revenue from loans originated and sold during the third quarter, offset by lower production margins and a smaller positive fair market value adjustment to mortgage servicing rights.

•
Professional fees were impacted by certain consulting agreements paid in relation to the acquisition of Delaware Place Bank totaling $2.1 million. Approximately $147,000 of additional payments will be made in the fourth quarter related to these agreements. Other Delaware Place Bank related expenses in the third quarter were $64,000 of severance and $130,000 of system conversion-related costs.

•
Non-performing loans increased to $127.2 million. The increase from the prior quarter was primarily the result of four credit relationships totaling $46.6 million becoming non-performing during the third quarter.

•
Provision for credit losses totaled $11.0 million in the third quarter, increasing $6.0 million from the prior quarter. This increase was driven by $7.5 million of specific reserves on the four non-performing credit relationships noted above.

•
Opened three new branches, including two locations in Wisconsin and one location in Illinois. These locations along with the one location acquired from Delaware Place Bank in the Gold Coast/Streeterville neighborhood of Chicago, Illinois increase our total branches to 166 locations.

* See "Supplemental Financial Measures/Ratios" on pages 10-11 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, "Wintrust reported net income of $91.9 million for the third quarter of 2018, the eleventh consecutive quarter of record net income, and net income of $263.5 million for the first nine months of 2018. These results reflected the steady strength of our internal growth engine at Wintrust as we grew assets by

$678 million compared to the prior quarter. The third quarter of 2018 was also characterized by strong deposit growth, increased deposit costs, higher levels of liquidity and the acquisition of Delaware Place Bank."

Mr. Wehmer continued, "We grew our loan portfolio by $513 million during the third quarter, which included $151 million of loans acquired in relation to the acquisition of Delaware Place Bank. We experienced strong loan growth among our various loan categories during the period, including our commercial, commercial real estate and premium financing portfolios. We continue to take a measured approach in evaluating new loan opportunities. Our strategy to reduce our average loan to average deposit ratio below 90% continued in the third quarter. As part of this strategy, liquidity was accumulated and held to be invested at times that would yield appropriate spreads.  During most of the third quarter, yields were not in an acceptable range to allow immediate significant deployment of short-term liquidity into longer-term, higher yielding securities.  Thus, levels of liquidity were higher in the third quarter compared to the prior quarter.  Had the excess interest-bearing cash accumulated during the quarter been invested in the longer-term, higher yielding securities, the net interest margin would have been positively impacted by approximately 2 basis points, negating the reported net interest margin decline during the current quarter. Despite the reduction in net interest margin, net interest income increased by $9.4 million in the third quarter of 2018 primarily as a result of growth in outstanding loans and one additional day in the third quarter compared to the second quarter. Our loan pipelines remain consistently strong. Total deposits increased $551 million over the second quarter of 2018 to $24.9 billion as strong deposit growth continued in the third quarter of 2018. This increase in deposits included $213 million from the acquisition of Delaware Place Bank. Organic deposit growth was primarily related to money market accounts and certificate of deposit accounts as active marketing campaigns continued into the third quarter."

Commenting on credit quality, Mr. Wehmer noted, "The Company continued its practice of addressing and resolving non-performing credits in a timely fashion in the third quarter of 2018. Non-performing loans totaled $127.2 million, or 0.55% of total loans, an increase of $43.9 million compared to the most recent quarter. This increase during the third quarter of 2018 was primarily the result of four relationships totaling $46.6 million within the commercial loan portfolio becoming non-performing during the period. These four credit relationships are well reserved at the end of the quarter and are expected to be substantially resolved by the end of the first quarter of 2019. We believe these specific relationships are not characteristic of the entire portfolio and do not represent a trend within our overall loan portfolio. As a result of the increase in non-performing loans, the allowance for loan losses as a percentage of non-performing loans decreased to 118% at the end of the third quarter from 172% at the end of the second quarter. Net charge-offs totaled $4.7 million in the current quarter, increasing $3.6 million from the second quarter of 2018. Additionally, net charge-offs as a percentage of average total loans increased to eight basis points from two basis points in the second quarter. The increase in net charge-offs during the third quarter was primarily the result of higher recoveries within the commercial real estate and residential real estate portfolios during the second quarter. The specific reserves recognized on the four noted non-performing credit relationships, net charge-offs during the period and additional reserves established for loan growth during the period primarily drove the $11.0 million of provision for credit losses recognized in the third quarter of 2018. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, "Mortgage banking revenue in the third quarter of 2018 totaled $42.0 million, an increase of $2.2 million compared to the second quarter of 2018. Mortgage loan origination volumes in the third quarter of 2018 increased slightly to $1.2 billion from $1.1 billion in the second quarter of 2018. The increase in mortgage banking revenue was primarily due to increased revenue from loans originated and sold during the third quarter, tempered by smaller positive fair market value adjustment to mortgage servicing rights and reduction of production margin. We continue to focus on efficiencies in our delivery channels and operating costs in our mortgage banking area. Home purchase activity represented 76% of the volume for the third quarter of 2018 compared to 80% in the second quarter of 2018. We expect lower origination volumes in the fourth quarter due to normal seasonality and higher mortgage rates."

Turning to the future, Mr. Wehmer stated, "As our growth engine continues its momentum towards the end of 2018, we expect continued organic growth in all areas of our business. Loan growth at the end of the third quarter should add to momentum into the fourth quarter as period-end loan balances exceeded the third quarter average balances by approximately $301 million. Wintrust continues to take a steady and measured approach to achieving our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and continuing to increase shareholder value. We remain well-positioned for a rising interest rate environment in the future, which, coupled with this loan growth and investing our liquidity, should continue to grow net interest income. Evaluating strategic acquisitions and organic branch growth will also be a part of our overall growth strategy with the goal of becoming Chicago’s bank and Wisconsin’s bank. To that end, in addition to the location acquired through the Delaware Place Bank, the Company opened three new branches in the third quarter of 2018 and will continue to evaluate future locations in our market area. Our opportunities for both internal growth and external growth remain consistently strong."

The graphs below illustrate certain highlights of the third quarter of 2018.

Wintrust’s key operating measures and growth rates for the third quarter of 2018, as compared to the sequential and linked quarters, are shown in the table below:

				% or(4) basis point (bp) change from 2nd Quarter 2018	% or basis point (bp) change from 3rd Quarter 2017
	Three Months Ended
(Dollars in thousands)	September 30, 2018	June 30, 2018	September 30, 2017
Net income	$91,948	$89,580	$65,626	3%	40%
Net income per common share – diluted	$1.57	$1.53	$1.12	3%	40%
Net revenue (1)	$347,493	$333,403	$295,719	4%	18%
Net interest income	247,563	238,170	215,988	4%	15%
Net interest margin	3.59%	3.61%	3.43%	(2) bp	16	bp
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.61%	3.63%	3.46%	(2) bp	15	bp
Net overhead ratio (3)	1.53%	1.57%	1.53%	(4) bp	—	bp
Return on average assets	1.24%	1.26%	0.96%	(2) bp	28	bp
Return on average common equity	11.86%	11.94%	9.15%	(8) bp	271	bp
Return on average tangible common equity (non-GAAP) (2)	14.64%	14.72%	11.39%	(8) bp	325	bp
At end of period
Total assets	$30,142,731	$29,464,588	$27,358,162	9%	10%
Total loans, excluding covered loans (5)	23,123,951	22,610,560	20,912,781	9%	11%
Total deposits	24,916,715	24,365,479	22,895,063	9%	9%
Total shareholders’ equity	3,179,822	3,106,871	2,908,925	9%	9%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See "Supplemental Financial Measures/Ratios" for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	Period-end balance sheet percentage changes are annualized.

(5)	Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Selected Financial Condition Data (at end of period):
Total assets	$30,142,731	$29,464,588	$27,358,162
Total loans, excluding covered loans (7)	23,123,951	22,610,560	20,912,781
Total deposits	24,916,715	24,365,479	22,895,063
Junior subordinated debentures	253,566	253,566	253,566
Total shareholders’ equity	3,179,822	3,106,871	2,908,925
Selected Statements of Income Data:
Net interest income	$247,563	$238,170	$215,988	$710,815	$612,977
Net revenue (1)	347,493	333,403	295,719	991,657	851,445
Net income	91,948	89,580	65,626	263,509	188,901
Net income per common share – Basic	$1.59	$1.55	$1.14	$4.57	$3.34
Net income per common share – Diluted	$1.57	$1.53	$1.12	$4.50	$3.23
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.59%	3.61%	3.43%	3.58%	3.40%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.61%	3.63%	3.46%	3.60%	3.43%
Non-interest income to average assets	1.34%	1.34%	1.17%	1.31%	1.22%
Non-interest expense to average assets	2.87%	2.90%	2.70%	2.87%	2.74%
Net overhead ratio (3)	1.53%	1.57%	1.53%	1.56%	1.52%
Return on average assets	1.24%	1.26%	0.96%	1.23%	0.97%
Return on average common equity	11.86%	11.94%	9.15%	11.71%	9.21%
Return on average tangible common equity (non-GAAP) (2)	14.64%	14.72%	11.39%	14.47%	11.62%
Average total assets	$29,525,109	$28,567,579	$27,012,295	$28,640,380	$26,096,809
Average total shareholders’ equity	3,131,943	3,064,154	2,882,682	3,064,396	2,808,072
Average loans to average deposits ratio (excluding covered loans)	92.2%	95.5%	91.8%	94.2%	92.8%
Period-end loans to deposits ratio (excluding covered loans)	92.8%	92.8%	92.1%
Common Share Data at end of period:
Market price per common share	$84.94	$87.05	$78.31
Book value per common share (2)	$54.19	$52.94	$49.86
Tangible common book value per share (2)	$44.16	$43.50	$40.53
Common shares outstanding	56,377,169	56,329,276	55,838,063
Other Data at end of period:(6)
Leverage Ratio (4)	9.3%	9.4%	9.2%
Tier 1 capital to risk-weighted assets (4)	9.9%	10.0%	10.0%
Common equity Tier 1 capital to risk-weighted assets (4)	9.5%	9.6%	9.5%
Total capital to risk-weighted assets (4)	11.9%	12.1%	12.2%
Allowance for credit losses (5)	$151,001	$144,645	$134,395
Non-performing loans	127,227	83,282	77,983
Allowance for credit losses to total loans (5)	0.65%	0.64%	0.64%
Non-performing loans to total loans	0.55%	0.37%	0.37%
Number of:
Bank subsidiaries	15	15	15
Banking offices	166	162	156

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

(7)	Excludes mortgage loans held-for-sale.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)		(Unaudited)
(In thousands)	September 30, 2018	December 31, 2017	September 30, 2017
Assets
Cash and due from banks	$279,936	$277,534	$251,896
Federal funds sold and securities purchased under resale agreements	57	57	56
Interest bearing deposits with banks	1,137,044	1,063,242	1,218,728
Available-for-sale securities, at fair value	2,164,985	1,803,666	1,665,903
Held-to-maturity securities, at amortized cost	966,438	826,449	819,340
Trading account securities	688	995	643
Equity securities with readily determinable fair value	36,414	—	—
Federal Home Loan Bank and Federal Reserve Bank stock	99,998	89,989	87,192
Brokerage customer receivables	15,649	26,431	23,631
Mortgage loans held-for-sale	338,111	313,592	370,282
Loans, net of unearned income, excluding covered loans	23,123,951	21,640,797	20,912,781
Covered loans	—	—	46,601
Total loans	23,123,951	21,640,797	20,959,382
Allowance for loan losses	(149,756)	(137,905)	(133,119)
Allowance for covered loan losses	—	—	(758)
Net loans	22,974,195	21,502,892	20,825,505
Premises and equipment, net	664,469	621,895	609,978
Lease investments, net	199,241	212,335	193,828
Accrued interest receivable and other assets	700,568	567,374	580,612
Trade date securities receivable	—	90,014	189,896
Goodwill	537,560	501,884	502,021
Other intangible assets	27,378	17,621	18,651
Total assets	$30,142,731	$27,915,970	$27,358,162
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,399,213	$6,792,497	$6,502,409
Interest bearing	18,517,502	16,390,850	16,392,654
Total deposits	24,916,715	23,183,347	22,895,063
Federal Home Loan Bank advances	615,000	559,663	468,962
Other borrowings	373,571	266,123	251,680
Subordinated notes	139,172	139,088	139,052
Junior subordinated debentures	253,566	253,566	253,566
Trade date securities payable	—	—	880
Accrued interest payable and other liabilities	664,885	537,244	440,034
Total liabilities	26,962,909	24,939,031	24,449,237
Shareholders’ Equity:
Preferred stock	125,000	125,000	125,000
Common stock	56,486	56,068	55,940
Surplus	1,553,353	1,529,035	1,519,596
Treasury stock	(5,547)	(4,986)	(4,884)
Retained earnings	1,543,680	1,313,657	1,254,759
Accumulated other comprehensive loss	(93,150)	(41,835)	(41,486)
Total shareholders’ equity	3,179,822	2,976,939	2,908,925
Total liabilities and shareholders’ equity	$30,142,731	$27,915,970	$27,358,162

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest income
Interest and fees on loans	271,134	255,063	223,897	761,191	628,876
Mortgage loans held-for-sale	5,285	4,226	3,223	12,329	10,267
Interest bearing deposits with banks	5,423	3,243	3,272	11,462	6,529
Federal funds sold and securities purchased under resale agreements	—	1	—	1	2
Investment securities	21,710	19,888	16,058	60,726	45,155
Trading account securities	11	4	8	29	23
Federal Home Loan Bank and Federal Reserve Bank stock	1,235	1,455	1,080	3,988	3,303
Brokerage customer receivables	164	167	150	488	473
Total interest income	304,962	284,047	247,688	850,214	694,628
Interest expense
Interest on deposits	48,736	35,293	23,655	110,578	58,396
Interest on Federal Home Loan Bank advances	1,947	4,263	2,151	9,849	6,674
Interest on other borrowings	2,003	1,698	1,482	5,400	3,770
Interest on subordinated notes	1,773	1,787	1,772	5,333	5,330
Interest on junior subordinated debentures	2,940	2,836	2,640	8,239	7,481
Total interest expense	57,399	45,877	31,700	139,399	81,651
Net interest income	247,563	238,170	215,988	710,815	612,977
Provision for credit losses	11,042	5,043	7,896	24,431	21,996
Net interest income after provision for credit losses	236,521	233,127	208,092	686,384	590,981
Non-interest income
Wealth management	22,634	22,617	19,803	68,237	59,856
Mortgage banking	42,014	39,834	28,184	112,808	86,061
Service charges on deposit accounts	9,331	9,151	8,645	27,339	25,606
Gains (losses) on investment securities, net	90	12	39	(249)	31
Fees from covered call options	627	669	1,143	2,893	2,792
Trading (losses) gains, net	(61)	124	(129)	166	(869)
Operating lease income, net	9,132	8,746	8,461	27,569	21,048
Other	16,163	14,080	13,585	42,079	43,943
Total non-interest income	99,930	95,233	79,731	280,842	238,468
Non-interest expense
Salaries and employee benefits	123,855	121,675	106,251	357,966	312,069
Equipment	10,827	10,527	9,947	31,426	28,858
Operating lease equipment depreciation	7,370	6,940	6,794	20,843	17,092
Occupancy, net	14,404	13,663	13,079	41,834	38,766
Data processing	9,335	8,752	7,851	26,580	23,580
Advertising and marketing	11,120	11,782	9,572	31,726	23,448
Professional fees	9,914	6,484	6,786	23,047	18,956
Amortization of other intangible assets	1,163	997	1,068	3,164	3,373
FDIC insurance	4,205	4,598	3,877	13,165	11,907
OREO expense, net	596	980	590	4,502	2,994
Other	20,848	20,371	17,760	60,502	54,194
Total non-interest expense	213,637	206,769	183,575	614,755	535,237
Income before taxes	122,814	121,591	104,248	352,471	294,212
Income tax expense	30,866	32,011	38,622	88,962	105,311
Net income	$91,948	$89,580	$65,626	$263,509	$188,901
Preferred stock dividends	2,050	2,050	2,050	6,150	7,728
Net income applicable to common shares	$89,898	$87,530	$63,576	$257,359	$181,173
Net income per common share - Basic	$1.59	$1.55	$1.14	$4.57	$3.34
Net income per common share - Diluted	$1.57	$1.53	$1.12	$4.50	$3.23
Cash dividends declared per common share	$0.19	$0.19	$0.14	$0.57	$0.42
Weighted average common shares outstanding	56,366	56,299	55,796	56,268	54,292
Dilutive potential common shares	918	928	966	912	2,305
Average common shares and dilutive common shares	57,284	57,227	56,762	57,180	56,597

EARNINGS PER SHARE

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Nine Months Ended
(In thousands, except per share data)		September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income		$91,948	$89,580	$65,626	$263,509	$188,901
Less: Preferred stock dividends		2,050	2,050	2,050	6,150	7,728
Net income applicable to common shares—Basic	(A)	89,898	87,530	63,576	257,359	181,173
Add: Dividends on convertible preferred stock, if dilutive		—	—	—	—	1,578
Net income applicable to common shares—Diluted	(B)	89,898	87,530	63,576	257,359	182,751
Weighted average common shares outstanding	(C)	56,366	56,299	55,796	56,268	54,292
Effect of dilutive potential common shares:
Common stock equivalents		918	928	966	912	988
Convertible preferred stock, if dilutive		—	—	—	—	1,317
Weighted average common shares and effect of dilutive potential common shares	(D)	57,284	57,227	56,762	57,180	56,597
Net income per common share:
Basic	(A/C)	$1.59	$1.55	$1.14	$4.57	$3.34
Diluted	(B/D)	$1.57	$1.53	$1.12	$4.50	$3.23

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share for a period, net income applicable to common shares is not adjusted by the associated preferred dividends. On April 25, 2017, 2,073 shares of the Series C Preferred Stock were converted at the option of the respective holder into 51,244 shares of the Company's common stock, pursuant to the terms of the Series C Preferred Stock. On April 27, 2017, the Company caused a mandatory conversion of its outstanding 124,184 shares of Series C Preferred Stock into 3,069,828 shares of the Company's common stock at a conversion rate of 24.72 shares of common stock per share of Series C Preferred Stock. Cash was paid in lieu of fractional shares for an amount considered insignificant.

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars and shares in thousands)	2018	2018	2018	2017	2017	2018	2017
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$304,962	$284,047	$261,205	$251,840	$247,688	$850,214	$694,628
Taxable-equivalent adjustment:
- Loans	941	812	670	1,106	1,033	2,423	2,654
- Liquidity Management Assets	575	566	531	1,019	921	1,672	2,694
- Other Earning Assets	3	1	3	2	5	7	12
(B) Interest Income - FTE	$306,481	$285,426	$262,409	$253,967	$249,647	$854,316	$699,988
(C) Interest Expense (GAAP)	57,399	45,877	36,123	32,741	31,700	139,399	81,651
(D) Net Interest Income - FTE (B minus C)	$249,082	$239,549	$226,286	$221,226	$217,947	$714,917	$618,337
(E) Net Interest Income (GAAP) (A minus C)	$247,563	$238,170	$225,082	$219,099	$215,988	$710,815	$612,977
Net interest margin (GAAP-derived)	3.59%	3.61%	3.54%	3.45%	3.43%	3.58%	3.40%
Net interest margin - FTE	3.61%	3.63%	3.56%	3.49%	3.46%	3.60%	3.43%
(F) Non-interest income	$99,930	$95,233	$85,679	$81,038	$79,731	$280,842	$238,468
(G) Gains (losses) on investment securities, net	90	12	(351)	14	39	(249)	31
(H) Non-interest expense	213,637	206,769	194,349	196,580	183,575	614,755	535,237
Efficiency ratio (H/(E+F-G))	61.50%	62.02%	62.47%	65.50%	62.09%	61.98%	62.86%
Efficiency ratio - FTE (H/(D+F-G))	61.23%	61.76%	62.23%	65.04%	61.68%	61.72%	62.47%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$3,179,822	$3,106,871	$3,031,250	$2,976,939	$2,908,925
Less: Non-convertible preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
Less: Intangible assets	(564,938)	(531,371)	(533,910)	(519,505)	(520,672)
(I) Total tangible common shareholders’ equity	$2,489,884	$2,450,500	$2,372,340	$2,332,434	$2,263,253
Total assets	$30,142,731	$29,464,588	$28,456,772	$27,915,970	$27,358,162
Less: Intangible assets	(564,938)	(531,371)	(533,910)	(519,505)	(520,672)
(J) Total tangible assets	$29,577,793	$28,933,217	$27,922,862	$27,396,465	$26,837,490
Tangible common equity ratio (I/J)	8.4%	8.5%	8.5%	8.5%	8.4%
Calculation of book value per share
Total shareholders’ equity	$3,179,822	$3,106,871	$3,031,250	$2,976,939	$2,908,925
Less: Preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
(K) Total common equity	$3,054,822	$2,981,871	$2,906,250	$2,851,939	$2,783,925
(L) Actual common shares outstanding	56,377	56,329	56,256	55,965	55,838
Book value per common share (K/L)	$54.19	$52.94	$51.66	$50.96	$49.86
Tangible common book value per share (I/L)	$44.16	$43.50	$42.17	$41.68	$40.53

Calculation of return on average common equity
(M) Net income applicable to common shares	$89,898	$87,530	$79,931	$66,731	$63,576	$257,359	$181,173
Add: After-tax intangible asset amortization	871	734	761	738	672	2,366	2,169
(N) Tangible net income applicable to common shares	$90,769	$88,264	$80,692	$67,469	$64,248	$259,725	$183,342
Total average shareholders' equity	$3,131,943	$3,064,154	$2,995,592	$2,942,999	$2,882,682	$3,064,396	$2,808,072
Less: Average preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)	(178,632)
(O) Total average common shareholders' equity	$3,006,943	$2,939,154	$2,870,592	$2,817,999	$2,757,682	$2,939,396	$2,629,440
Less: Average intangible assets	(547,552)	(533,496)	(536,676)	(519,626)	(520,333)	(539,281)	(520,006)
(P) Total average tangible common shareholders’ equity	$2,459,391	$2,405,658	$2,333,916	$2,298,373	$2,237,349	$2,400,115	$2,109,434
Return on average common equity, annualized (M/O)	11.86%	11.94%	11.29%	9.39%	9.15%	11.71%	9.21%
Return on average tangible common equity, annualized (N/P)	14.64%	14.72%	14.02%	11.65%	11.39%	14.47%	11.62%

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking unit, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the third quarter of 2018, revenue within this unit was primarily driven by increased net interest income due to increased earning assets and one additional day in the third quarter. The net interest margin decreased in the third quarter of 2018 compared to the second quarter of 2018 primarily as a result of higher deposit costs, partially offset by higher yields within the loan portfolio. Mortgage banking revenue increased by $2.2 million from $39.8 million for the second quarter of 2018 to $42.0 million for the third quarter of 2018. The higher revenue was primarily due to increased revenue from loans originated and sold during the third quarter, offset by lower production margins and smaller positive fair market value adjustment to mortgage servicing rights. Originations during the current period increased slightly to $1.2 billion from $1.1 billion in the second quarter of 2018. Home purchases represented 76% of loan origination volume for the third quarter of 2018. The Company's gross commercial and commercial real estate loan pipelines remain strong. Before the impact of scheduled payments and prepayments, at September 30, 2018, gross commercial and commercial real estate loan pipelines totaled $1.1 billion, or $693.5 million when adjusted for the probability of closing, compared to $1.3 billion, or $847.4 million when adjusted for the probability of closing, at June 30, 2018.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries and accounts receivable financing, value-added, out-sourced administrative services, and other services. In the third quarter of 2018, the specialty finance unit experienced higher revenue as a result of increased volumes and higher yields within its insurance premium financing receivables portfolio. Originations of $1.9 billion during the third quarter of 2018 resulted in a $345.2 million increase in average balances. The increase in average balances along with higher yields on these loans resulted in an $8.7 million increase in interest income attributed to this portfolio. The Company's leasing business showed steady growth during the third quarter of 2018, with its portfolio of assets, including capital leases, loans and equipment on operating leases, totaling $1.1 billion at the end of the third quarter of 2018. Revenues from the Company's out-sourced administrative services business remained steady, totaling approximately $1.1 million in the third quarter of 2018 and $1.2 million in the second quarter of 2018.

Wealth Management

Through three separate subsidiaries within its wealth management unit, the Company offers a full range of wealth management services, including trust and investment services, asset management, securities brokerage services and 401(k) and retirement plan services. Wealth management revenue remained flat in the third quarter of 2018 compared to the second quarter of 2018, totaling $22.6 million in the current period. At September 30, 2018, the Company’s wealth management subsidiaries had approximately $26.0 billion of assets under administration, which includes $3.2 billion of assets owned by the Company and its subsidiary banks, representing a $1.4 billion increase from the $24.6 billion of assets under administration at June 30, 2018. In August, our brokerage services subsidiary, Wayne Hummer Investments, LLC, was renamed to Wintrust Investments, LLC to better align with our Wintrust brand.

LOANS

Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	September 30, 2018	December 31, 2017	September 30, 2017	From (1) December 31, 2017	From September 30, 2017
Balance:
Commercial	$7,473,958	$6,787,677	$6,456,034	14%	16%
Commercial real estate	6,746,774	6,580,618	6,400,781	3	5
Home equity	578,844	663,045	672,969	(17)	(14)
Residential real estate	924,250	832,120	789,499	15	17
Premium finance receivables - commercial	2,885,327	2,634,565	2,664,912	13	8
Premium finance receivables - life insurance	4,398,971	4,035,059	3,795,474	12	16
Consumer and other	115,827	107,713	133,112	10	(13)
Total loans, net of unearned income, excluding covered loans	$23,123,951	$21,640,797	$20,912,781	9%	11%
Covered loans	—	—	46,601	—	(100)
Total loans, net of unearned income	$23,123,951	$21,640,797	$20,959,382	9%	10%
Mix:
Commercial	32%	31%	31%
Commercial real estate	29	30	31
Home equity	3	3	3
Residential real estate	4	4	3
Premium finance receivables - commercial	12	12	13
Premium finance receivables - life insurance	19	19	18
Consumer and other	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	100%
Covered loans	—	—	—
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

Commercial and Commercial Real Estate Loan Portfolios

	As of September 30, 2018
		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial, industrial and other	$4,805,486	33.8%	$41,322	$—	$45,111
Franchise	937,290	6.6	16,351	5,122	8,962
Mortgage warehouse lines of credit	171,860	1.2	—	—	1,350
Asset-based lending	1,033,851	7.3	910	—	9,389
Leases	509,675	3.6	4	—	1,338
PCI - commercial loans (1)	15,796	0.1	—	3,372	594
Total commercial	$7,473,958	52.6%	$58,587	$8,494	$66,744
Commercial Real Estate:
Construction	$798,330	5.6%	$1,554	$—	$9,259
Land	119,004	0.9	228	—	3,816
Office	940,777	6.6	1,532	—	6,339
Industrial	885,931	6.2	178	—	6,002
Retail	887,702	6.2	10,586	—	8,195
Multi-family	923,893	6.5	318	—	8,900
Mixed use and other	2,086,455	14.7	3,119	—	15,717
PCI - commercial real estate (1)	104,682	0.7	—	5,578	18
Total commercial real estate	$6,746,774	47.4%	$17,515	$5,578	$58,246
Total commercial and commercial real estate	$14,220,732	100.0%	$76,102	$14,072	$124,990

Commercial real estate - collateral location by state:
Illinois	$5,213,719	77.3%
Wisconsin	694,205	10.3
Total primary markets	$5,907,924	87.6%
Indiana	151,725	2.2
Florida	50,819	0.8
Arizona	58,880	0.9
Michigan	45,502	0.7
California	54,692	0.8
Other (no individual state greater than 0.6%)	477,232	7.0
Total	$6,746,774	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS

Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	September 30, 2018	December 31, 2017	September 30, 2017	From (1) December 31, 2017	From September 30, 2017
Balance:
Non-interest bearing	$6,399,213	$6,792,497	$6,502,409	(8)%	(2)%
NOW and interest bearing demand deposits	2,512,259	2,315,055	2,273,025	11	11
Wealth management deposits (2)	2,520,120	2,323,699	2,171,758	11	16
Money market	5,429,921	4,515,353	4,607,995	27	18
Savings	2,595,164	2,829,373	2,673,201	(11)	(3)
Time certificates of deposit	5,460,038	4,407,370	4,666,675	32	17
Total deposits	$24,916,715	$23,183,347	$22,895,063	10%	9%
Mix:
Non-interest bearing	26%	29%	28%
NOW and interest bearing demand deposits	10	10	10
Wealth management deposits (2)	10	10	10
Money market	22	20	20
Savings	10	12	12
Time certificates of deposit	22	19	20
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of September 30, 2018

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$75,033	$38,489	$107,833	$880,119	$1,101,474	1.39%
4-6 months	59	27,323	—	831,304	858,686	1.45%
7-9 months	249	22,001	—	817,515	839,765	1.63%
10-12 months	75,019	22,576	—	641,856	739,451	1.71%
13-18 months	—	19,863	—	670,023	689,886	1.78%
19-24 months	—	4,859	—	582,323	587,182	2.35%
24+ months	1,000	19,346	—	623,248	643,594	2.46%
Total	$151,360	$154,457	$107,833	$5,046,388	$5,460,038	1.76%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the third quarter of 2018 compared to the second quarter of 2018 (sequential quarters) and third quarter of 2017 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	June 30, 2018	September 30, 2017
Interest-bearing deposits with banks and cash equivalents(1)	$998,004	$759,425	$1,003,572	$5,423	$3,244	$3,272	2.16%	1.71%	1.29%
Investment securities(2)	3,046,272	2,890,828	2,652,119	22,285	20,454	16,979	2.90	2.84	2.54
FHLB and FRB stock	88,335	115,119	81,928	1,235	1,455	1,080	5.54	5.07	5.23
Liquidity management assets(3)(8)	$4,132,611	$3,765,372	$3,737,619	$28,943	$25,153	$21,331	2.78%	2.68%	2.26%
Other earning assets(3)(4)(8)	17,862	21,244	25,844	178	172	163	3.95	3.24	2.49
Mortgage loans held-for-sale	380,235	403,967	336,604	5,285	4,226	3,223	5.51	4.20	3.80
Loans, net of unearned income(3)(5)(8)	22,823,378	22,283,541	20,858,618	272,075	255,875	224,330	4.73	4.61	4.27
Covered loans	—	—	48,415	—	—	600	—	—	4.91
Total earning assets(8)	$27,354,086	$26,474,124	$25,007,100	$306,481	$285,426	$249,647	4.45%	4.32%	3.96%
Allowance for loan and covered loan losses	(148,503)	(147,192)	(135,519)
Cash and due from banks	268,006	270,240	242,186
Other assets	2,051,520	1,970,407	1,898,528
Total assets	$29,525,109	$28,567,579	$27,012,295

NOW and interest bearing demand deposits	$2,519,445	$2,295,268	$2,344,848	$2,479	$1,901	$1,313	0.39%	0.33%	0.22%
Wealth management deposits	2,517,141	2,365,191	2,320,674	8,287	6,992	4,715	1.31	1.19	0.81
Money market accounts	5,369,324	4,883,645	4,471,342	13,260	8,111	3,505	0.98	0.67	0.31
Savings accounts	2,672,077	2,702,665	2,581,946	2,907	2,709	2,162	0.43	0.40	0.33
Time deposits	5,214,637	4,557,187	4,573,081	21,803	15,580	11,960	1.66	1.37	1.04
Interest-bearing deposits	$18,292,624	$16,803,956	$16,291,891	$48,736	$35,293	$23,655	1.06%	0.84%	0.58%
Federal Home Loan Bank advances	429,739	1,006,407	324,996	1,947	4,263	2,151	1.80	1.70	2.63
Other borrowings	268,278	240,066	268,850	2,003	1,698	1,482	2.96	2.84	2.19
Subordinated notes	139,155	139,125	139,035	1,773	1,787	1,772	5.10	5.14	5.10
Junior subordinated debentures	253,566	253,566	253,566	2,940	2,836	2,640	4.54	4.42	4.07
Total interest-bearing liabilities	$19,383,362	$18,443,120	$17,278,338	$57,399	$45,877	$31,700	1.17%	1.00%	0.73%
Non-interest bearing deposits	6,461,195	6,539,731	6,419,326
Other liabilities	548,609	520,574	431,949
Equity	3,131,943	3,064,154	2,882,682
Total liabilities and shareholders’ equity	$29,525,109	$28,567,579	$27,012,295
Interest rate spread(6)(8)							3.28%	3.32%	3.23%
Less: Fully tax-equivalent adjustment				(1,519)	(1,379)	(1,959)	(0.02)	(0.02)	(0.03)
Net free funds/contribution(7)	$7,970,724	$8,031,004	$7,728,762				0.33	0.31	0.23
Net interest income/ margin(8) (GAAP)				$247,563	$238,170	$215,988	3.59%	3.61%	3.43%
Fully tax-equivalent adjustment				1,519	1,379	1,959	0.02	0.02	0.03
Net interest income/ margin - FTE (8)				$249,082	$239,549	$217,947	3.61%	3.63%	3.46%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.

(3)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period. The total adjustments for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017 were $1.5 million, $1.4 million and $2.0 million, respectively.

(4)	Other earning assets include brokerage customer receivables and trading account securities.

(5)	Loans, net of unearned income, include non-accrual loans.

(6)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(7)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(8)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the third quarter of 2018, net interest income totaled $247.6 million, an increase of $9.4 million as compared to the second quarter of 2018 and an increase of $31.6 million as compared to the third quarter of 2017. Net interest margin was 3.59% (3.61% on a fully tax-equivalent basis) during the third quarter of 2018 compared to 3.61% (3.63% on a fully tax-equivalent basis) during the second quarter of 2018 and 3.43% (3.46% on a fully tax-equivalent basis) during the third quarter of 2017. The $9.4 million increase in net interest income in the third quarter of 2018 compared to the second quarter of 2018 was attributable to a $9.1 million increase from higher levels of earning assets and a $2.6 million increase due to one more day in the quarter, partially offset by a $2.3 million decrease due to a lower net interest margin during the period.

The following table presents a summary of Wintrust's average balances, net interest income and related interest margins, calculated on a fully tax-equivalent basis, for nine months ended September 30, 2018 compared to nine months ended September 30, 2017:

	Average Balance for nine months ended,		Interest for nine months ended,		Yield/Rate for nine months ended,
(Dollars in thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest-bearing deposits with banks and cash equivalents (1)	$836,710	$836,373	$11,463	$6,531	1.83%	1.04%
Investment securities (2)	2,943,802	2,541,061	62,398	47,849	2.83	2.52
FHLB and FRB stock	102,893	91,774	3,988	3,303	5.18	4.81
Liquidity management assets(3)(8)	$3,883,405	$3,469,208	$77,849	$57,683	2.68%	2.22%
Other earning assets(3)(4)(8)	22,190	25,612	524	508	3.15	2.65
Mortgage loans held-for-sale	355,491	313,675	12,329	9,041	4.64	3.85
Loans, net of unearned income(3)(5)(8)	22,276,827	20,263,832	763,614	630,591	4.58	4.16
Covered loans	—	52,339	—	2,165	—	5.53
Total earning assets(8)	$26,537,913	$24,124,666	$854,316	$699,988	4.30%	3.88%
Allowance for loan and covered loan losses	(146,287)	(131,695)
Cash and due from banks	264,294	238,136
Other assets	1,984,460	1,865,702
Total assets	$28,640,380	$26,096,809

NOW and interest bearing demand deposits	$2,357,768	$2,441,911	$5,765	$3,620	0.33%	0.20%
Wealth management deposits	2,378,468	2,165,610	20,721	9,894	1.16	0.61
Money market accounts	4,927,639	4,438,537	26,038	8,433	0.71	0.25
Savings accounts	2,728,986	2,380,688	8,348	4,999	0.41	0.28
Time deposits	4,701,247	4,369,688	49,706	31,450	1.41	0.96
Interest-bearing deposits	$17,094,108	$15,796,434	$110,578	$58,396	0.86%	0.49%
Federal Home Loan Bank advances	768,029	399,171	9,849	6,674	1.71	2.24
Other borrowings	257,175	254,854	5,400	3,770	2.81	1.98
Subordinated notes	139,125	139,008	5,333	5,330	5.11	5.11
Junior subordinated debentures	253,566	253,566	8,239	7,481	4.28	3.89
Total interest-bearing liabilities	$18,512,003	$16,843,033	$139,399	$81,651	1.01%	0.65%
Non-interest bearing deposits	6,546,269	6,039,329
Other liabilities	517,712	406,375
Equity	3,064,396	2,808,072
Total liabilities and shareholders’ equity	$28,640,380	$26,096,809
Interest rate spread(6)(8)					3.29%	3.23%
Less: Fully tax-equivalent adjustment			(4,102)	(5,360)	(0.02)	(0.03)
Net free funds/contribution(7)	$8,025,910	$7,281,633			0.31	0.20
Net interest income/ margin(8) (GAAP)			$710,815	$612,977	3.58%	3.40%
Fully tax-equivalent adjustment			4,102	5,360	0.02	0.03
Net interest income/ margin - FTE (8)			$714,917	$618,337	3.60%	3.43%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.

(3)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate in effect as of the applicable period. The total adjustments for the nine months ended September 30, 2018 and 2017 were $4.1 million and $5.4 million respectively.

(4)	Other earning assets include brokerage customer receivables and trading account securities.

(5)	Loans, net of unearned income, include non-accrual loans.

(6)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(7)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(8)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the first nine months of 2018 net interest income totaled $710.8 million, an increase of $97.8 million as compared to the first nine months of 2017. Net interest margin was 3.58% (3.60% on a fully tax-equivalent basis) for the first nine months of 2018 compared to 3.40% (3.43% on a fully tax-equivalent basis) for the first nine months of 2017. The $97.8 million increase in net interest income in the first nine months of 2018 compared to the same period of 2017 was attributable to a $60.1 million increase from higher levels of earning assets and a $37.8 million increase from rising rates.

Interest Rate Sensitivity

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at September 30, 2018, June 30, 2018 and September 30, 2017 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
September 30, 2018	18.1%	9.1%	(10.0)%
June 30, 2018	19.3%	9.7%	(10.7)%
September 30, 2017	19.5%	9.8%	(12.9)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
September 30, 2018	8.5%	4.3%	(4.2)%
June 30, 2018	8.7%	4.5%	(4.4)%
September 30, 2017	9.0%	4.6%	(5.3)%

These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table classifies the loan portfolio at September 30, 2018 by date at which the loans reprice or mature, and the type of rate exposure:

As of September 30, 2018	One year or less	From one to five years	Over five years
(Dollars in thousands)				Total
Commercial
Fixed rate	$140,679	$1,016,116	$691,306	$1,848,101
Variable rate	5,619,143	6,714	—	5,625,857
Total commercial	$5,759,822	$1,022,830	$691,306	$7,473,958
Commercial real estate
Fixed rate	378,163	1,860,693	283,884	2,522,740
Variable rate	4,194,363	28,461	1,210	4,224,034
Total commercial real estate	$4,572,526	$1,889,154	$285,094	$6,746,774
Home equity
Fixed rate	10,787	11,906	27,167	49,860
Variable rate	528,984	—	—	528,984
Total home equity	$539,771	$11,906	$27,167	$578,844
Residential real estate
Fixed rate	32,621	23,239	206,214	262,074
Variable rate	60,733	274,323	327,120	662,176
Total residential real estate	$93,354	$297,562	$533,334	$924,250
Premium finance receivables - commercial
Fixed rate	2,811,527	73,800	—	2,885,327
Variable rate	—	—	—	—
Total premium finance receivables - commercial	$2,811,527	$73,800	$—	$2,885,327
Premium finance receivables - life insurance
Fixed rate	12,739	2,855	3,955	19,549
Variable rate	4,379,422	—	—	4,379,422
Total premium finance receivables - life insurance	$4,392,161	$2,855	$3,955	$4,398,971
Consumer and other
Fixed rate	70,151	9,729	2,313	82,193
Variable rate	33,592	42	—	33,634
Total consumer and other	$103,743	$9,771	$2,313	$115,827
Total per category
Fixed rate	3,456,667	2,998,338	1,214,839	7,669,844
Variable rate	14,816,237	309,540	328,330	15,454,107
Total loans, net of unearned income	$18,272,904	$3,307,878	$1,543,169	$23,123,951
Variable Rate Loan Pricing by Index:
Prime	$2,457,259
One- month LIBOR	7,772,158
Three- month LIBOR	457,638
Twelve- month LIBOR	4,529,883
Other	237,169
Total variable rate	$15,454,107

1M LIBOR
3M LIBOR
12M LIBOR
PRIME
LIBOR
PRIME
2.90
2.70
2.50
2.30
2.10
1.90
1.70
1.50
1.30
1.10
0.90
6.00
5.50
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
9/30/17
10/31/17
11/30/17
12/31/17
1/31/18
2/28/18
3/31/18
4/30/18
5/31/18
6/30/18
7/31/18
8/31/18
9/30/18

	9/30/2017	10/31/2017	11/30/2017	12/31/2017	1/31/2018	2/28/2018	3/31/2018	4/30/2018	5/31/2018	6/30/2018	7/31/2018	8/31/2018	9/30/2018
1M Libor	1.23	1.24	1.36	1.56	1.58	1.66	1.88	1.91	1.98	2.09	2.08	2.11	2.26
3M Libor	1.33	1.38	1.48	1.69	1.78	2.01	2.31	2.36	2.30	2.34	2.34	2.32	2.40
12M Libor	1.78	1.85	1.94	2.11	2.27	2.48	2.66	2.78	2.70	2.76	2.82	2.84	2.92
Prime	4.25	4.25	4.25	4.50	4.50	4.50	4.75	4.75	4.75	5.00	5.00	5.00	5.25

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to LIBOR indices which, as shown in the table above, do not mirror the same increases as the Prime rate when the Federal Reserve raises interest rates.  Specifically, the Company has $7.8 billion of variable rate loans tied to one-month LIBOR and $4.5 billion of variable rate loans tied to twelve-month LIBOR. The above chart shows:

Changes in
	Prime	1-month LIBOR	12-month LIBOR
Fourth Quarter 2017	+25 bps	+33 bps	+33 bps
First Quarter 2018	+25 bps	+32 bps	+55 bps
Second Quarter 2018	+25 bps	+21 bps	+10 bps
Third Quarter 2018	+25 bps	+17 bps	+16 bps

NON-INTEREST INCOME

The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	September 30,	June 30,	September 30,	Q3 2018 compared to Q2 2018		Q3 2018 compared to Q3 2017
(Dollars in thousands)	2018	2018	2017	$ Change	% Change	$ Change	% Change
Brokerage	$5,579	$5,784	$5,127	$(205)	(4)%	$452	9%
Trust and asset management	17,055	16,833	14,676	222	1	2,379	16
Total wealth management	$22,634	$22,617	$19,803	$17	—%	$2,831	14%
Mortgage banking	42,014	39,834	28,184	2,180	5	13,830	49
Service charges on deposit accounts	9,331	9,151	8,645	180	2	686	8
Gains on investment securities, net	90	12	39	78	NM	51	NM
Fees from covered call options	627	669	1,143	(42)	(6)	(516)	(45)
Trading (losses) gains, net	(61)	124	(129)	(185)	NM	68	(53)
Operating lease income, net	9,132	8,746	8,461	386	4	671	8
Other:
Interest rate swap fees	2,359	3,829	1,762	(1,470)	(38)	597	34
BOLI	3,190	1,544	897	1,646	NM	2,293	NM
Administrative services	1,099	1,205	1,052	(106)	(9)	47	4
Early pay-offs of capital leases	11	554	—	(543)	(98)	11	NM
Miscellaneous	9,504	6,948	9,874	2,556	37	(370)	(4)
Total Other	$16,163	$14,080	$13,585	$2,083	15%	$2,578	19%
Total Non-Interest Income	$99,930	$95,233	$79,731	$4,697	5%	$20,199	25%

	Nine Months Ended
	September 30,	September 30,	$	%
(Dollars in thousands)	2018	2017	Change	Change
Brokerage	$17,394	$16,796	$598	4%
Trust and asset management	50,843	43,060	7,783	18
Total wealth management	$68,237	$59,856	$8,381	14%
Mortgage banking	112,808	86,061	26,747	31
Service charges on deposit accounts	27,339	25,606	1,733	7
(Losses) gains on investment securities, net	(249)	31	(280)	NM
Fees from covered call options	2,893	2,792	101	4
Trading gains (losses), net	166	(869)	1,035	NM
Operating lease income, net	27,569	21,048	6,521	31
Other:
Interest rate swap fees	8,425	5,416	3,009	56
BOLI	5,448	2,770	2,678	97
Administrative services	3,365	3,062	303	10
Early pay-offs of capital leases	598	1,221	(623)	(51)
Miscellaneous	24,243	31,474	(7,231)	(23)
Total Other	$42,079	$43,943	$(1,864)	(4)%
Total Non-Interest Income	$280,842	$238,468	$42,374	18%
NM - Not meaningful

Notable contributions to the change in non-interest income are as follows:

The increase in mortgage banking revenue in the current quarter as compared to the second quarter of 2018 resulted primarily from increased revenue from loans originated and sold, offset by lower production margins and smaller positive fair market value adjustment to mortgage servicing rights. Mortgage loans originated or purchased for sale totaled $1.2 billion in the third quarter of 2018 as compared to $1.1 billion in the second quarter of 2018 and $956.0 million in the third quarter of 2017. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market. Mortgage revenue is also impacted by changes in the fair value of mortgage servicing rights as the Company does not hedge this change in fair value. The Company typically originates mortgage loans held-for-sale with associated mortgage servicing rights ("MSRs") retained or released. Additionally, through the acquisition of Veterans First, the Company acquired approximately $13.8 million of MSRs in the first quarter of 2018. The Company records MSRs at fair value on a recurring basis. The table below presents additional selected information regarding mortgage banking revenue for the respective periods.

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Originations:
Retail originations	$642,213	769,279	$809,961	$1,949,036	$2,398,328
Correspondent originations	310,446	122,986	145,999	559,896	414,357
Veterans First originations	199,774	204,108	—	518,726	—
Total originations (A)	$1,152,433	1,096,373	$955,960	$3,027,658	$2,812,685

Purchases as a percentage of originations	76%	80%	80%	77%	78%
Refinances as a percentage of originations	24	20	20	23	22
Total	100%	100%	100%	100%	100%

Production Margin:
Production revenue (B) (1)	$25,253	$27,814	$24,038	$73,593	$69,855
Production margin (B / A)	2.19%	2.54%	2.51%	2.43%	2.48%

Mortgage Servicing:
Loans serviced for others (C)	$5,904,300	$5,228,699	$2,622,411
MSRs, at fair value (D)	74,530	63,194	29,414
Percentage of MSRs to loans serviced for others (D / C)	1.26%	1.21%	1.12%

Components of Mortgage Banking Revenue:
Production revenue	$25,253	$27,814	$24,038	$73,593	$69,855
MSR capitalization, net of payoffs and paydowns	10,249	6,525	4,308	19,731	11,531
MSR fair value adjustments	1,077	2,097	(2,201)	7,307	(1,220)
Servicing income	3,942	3,505	1,702	10,352	4,475
Other	1,493	(107)	337	1,825	1,420
Total mortgage banking revenue	$42,014	$39,834	$28,184	$112,808	$86,061

(1)
Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation.

The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance. There were no outstanding call option contracts at September 30, 2018, June 30, 2018 or September 30, 2017.

The increase in miscellaneous non-interest income in the current quarter as compared to the second quarter of 2018 is primarily due to higher card-based fees and higher income from investments in partnerships.

NON-INTEREST EXPENSE

The following table presents non-interest expense by category for the periods presented:

	Three Months Ended
	September 30,	June 30,	September 30,	Q3 2018 compared to Q2 2018		Q3 2018 compared to Q3 2017
(Dollars in thousands)	2018	2018	2017	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$69,893	$66,976	$57,689	$2,917	4%	$12,204	21%
Commissions and incentive compensation	34,046	35,907	32,095	(1,861)	(5)	1,951	6
Benefits	19,916	18,792	16,467	1,124	6	3,449	21
Total salaries and employee benefits	123,855	121,675	106,251	2,180	2	17,604	17
Equipment	10,827	10,527	9,947	300	3	880	9
Operating lease equipment depreciation	7,370	6,940	6,794	430	6	576	8
Occupancy, net	14,404	13,663	13,079	741	5	1,325	10
Data processing	9,335	8,752	7,851	583	7	1,484	19
Advertising and marketing	11,120	11,782	9,572	(662)	(6)	1,548	16
Professional fees	9,914	6,484	6,786	3,430	53	3,128	46
Amortization of other intangible assets	1,163	997	1,068	166	17	95	9
FDIC insurance	4,205	4,598	3,877	(393)	(9)	328	8
OREO expense, net	596	980	590	(384)	(39)	6	1
Other:
Commissions - 3rd party brokers	1,059	1,174	990	(115)	(10)	69	7
Postage	2,205	2,567	1,814	(362)	(14)	391	22
Miscellaneous	17,584	16,630	14,956	954	6	2,628	18
Total other	20,848	20,371	17,760	477	2	3,088	17
Total Non-Interest Expense	$213,637	$206,769	$183,575	$6,868	3%	$30,062	16%

	Nine Months Ended
	September 30,	September 30,	$	%
(Dollars in thousands)	2018	2017	Change	Change
Salaries and employee benefits:
Salaries	$198,855	$167,912	$30,943	18%
Commissions and incentive compensation	101,902	92,788	9,114	10
Benefits	57,209	51,369	5,840	11
Total salaries and employee benefits	357,966	312,069	45,897	15
Equipment	31,426	28,858	2,568	9
Operating lease equipment depreciation	20,843	17,092	3,751	22
Occupancy, net	41,834	38,766	3,068	8
Data processing	26,580	23,580	3,000	13
Advertising and marketing	31,726	23,448	8,278	35
Professional fees	23,047	18,956	4,091	22
Amortization of other intangible assets	3,164	3,373	(209)	(6)
FDIC insurance	13,165	11,907	1,258	11
OREO expense, net	4,502	2,994	1,508	50
Other:
Commissions - 3rd party brokers	3,485	3,121	364	12
Postage	6,638	5,336	1,302	24
Miscellaneous	50,379	45,737	4,642	10
Total other	60,502	54,194	6,308	12
Total Non-Interest Expense	$614,755	$535,237	$79,518	15%

Notable contributions to the change in non-interest expense are as follows:

Salaries and employee benefits expense increased in the current quarter compared to the second quarter of 2018 primarily as a result of higher salaries and benefits. The increase in salaries is primarily due to additional salaries as the Company grows as well as the acquisition of Delaware Place Bank. The increase in employee benefits expense was primarily the result of higher employee insurance costs.

The increase in professional fees during the third quarter of 2018 compared to the second quarter of 2018 related primarily to higher consulting fees. The increase in consulting fees was driven by certain consulting agreements paid in relation to the acquisition of Delaware Place Bank totaling $2.1 million. Approximately $147,000 of additional payments will be made in the fourth quarter related to these agreements. Professional fees include legal, audit and tax fees, external loan review costs, consulting and regulatory exam assessments.

INCOME TAXES

The Company recorded income tax expense of $30.9 million in the third quarter of 2018 compared to $32.0 million in the second quarter of 2018 and $38.6 million in the third quarter of 2017. The effective tax rates were 25.13% in the third quarter of 2018, 26.33% in the second quarter of 2018 and 37.05% in the third quarter of 2017. During the nine months ended September 30, 2018, the Company recorded income tax expense of $89.0 million (25.24% effective tax rate) compared to $105.3 million (35.79% effective tax rate) for the same period of 2017. The lower effective tax rates for the 2018 quarterly and year-to-date periods as compared to 2017 were primarily due to the reduction of the federal corporate income tax rate effective in 2018 as a result of the enactment of the Tax Cuts and Jobs Act on December 22, 2017. The Company recorded $370,000 of excess tax benefits in the third quarter of 2018 related to share-based compensation and $712,000 in the second quarter of 2018, compared to $1.1 million in the third quarter of 2017. Excess tax benefits are expected to be higher in the first quarter when the majority of the Company's share-based awards vest, and will fluctuate throughout the year based on the Company's stock price and timing of employee stock option exercises and vesting of other share-based awards.

ASSET QUALITY

Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Allowance for loan losses at beginning of period	$143,402	$139,503	$129,591	$137,905	$122,291
Provision for credit losses	11,042	5,043	7,942	24,431	22,210
Other adjustments (1)	(18)	(44)	(39)	(102)	(125)
Reclassification (to) from allowance for unfunded lending-related commitments	(2)	—	94	24	62
Charge-offs:
Commercial	3,219	2,210	2,265	8,116	3,819
Commercial real estate	208	155	989	1,176	3,235
Home equity	561	612	968	1,530	3,224
Residential real estate	337	180	267	1,088	742
Premium finance receivables - commercial	2,512	3,254	1,716	10,487	5,021
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	144	459	213	732	522
Total charge-offs	6,981	6,870	6,418	23,129	16,563
Recoveries:
Commercial	304	666	801	1,232	1,635
Commercial real estate	193	2,387	323	4,267	1,153
Home equity	142	171	178	436	387
Residential real estate	466	1,522	55	2,028	287
Premium finance receivables - commercial	1,142	975	499	2,502	1,515
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	66	49	93	162	267
Total recoveries	2,313	5,770	1,949	10,627	5,244
Net charge-offs	(4,668)	(1,100)	(4,469)	(12,502)	(11,319)
Allowance for loan losses at period end	$149,756	$143,402	$133,119	$149,756	$133,119
Allowance for unfunded lending-related commitments at period end	1,245	1,243	1,276	1,245	1,276
Allowance for credit losses at period end	$151,001	$144,645	$134,395	$151,001	$134,395
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.16%	0.09%	0.09%	0.13%	0.05%
Commercial real estate	0.00	(0.14)	0.04	(0.06)	0.04
Home equity	0.28	0.29	0.46	0.24	0.54
Residential real estate	(0.06)	(0.64)	0.11	(0.15)	0.08
Premium finance receivables - commercial	0.19	0.34	0.18	0.39	0.18
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.23	1.21	0.37	0.58	0.27
Total loans, net of unearned income, excluding covered loans	0.08%	0.02%	0.08%	0.08%	0.07%
Net charge-offs as a percentage of the provision for credit losses	42.27%	21.80%	56.27%	51.17%	50.96%
Loans at period-end, excluding covered loans	$23,123,951	$22,610,560	$20,912,781
Allowance for loan losses as a percentage of loans at period end	0.65%	0.63%	0.64%
Allowance for credit losses as a percentage of loans at period end	0.65%	0.64%	0.64%

(1)	Includes $742,000 of allowance for covered loan losses reclassified as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

Net charge-offs as a percentage of loans, excluding covered loans, for the third quarter of 2018 totaled eight basis points on an annualized basis compared to two basis points on an annualized basis in the second quarter of 2018 and eight basis points on an annualized basis in the third quarter of 2017. Net charge-offs totaled $4.7 million in the third quarter of 2018, a $3.6 million increase from $1.1 million in the second quarter of 2018 and a slight increase from $4.5 million in the third quarter of 2017. The increase in net charge-offs in the third quarter of 2018 compared to second quarter of 2018 is primarily the result of higher recoveries within the commercial real estate and residential real estate portfolios in the second quarter of 2018. The provision for credit losses, excluding the provision for covered loan losses, totaled $11.0 million for the third quarter of 2018 compared to $5.0 million for the second quarter of 2018 and $7.9 million for the third quarter of 2017. The provision for credit losses in the third quarter was driven by $7.5 million of specific reserves related to four non-performing credit relationships.

Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances, however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans and other factors.

The Company also provided a provision for covered loan losses on covered loans when applicable.

The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented, including covered loans:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Provision for loan losses	$11,040	$5,043	$8,036	$24,455	$22,272
Provision for unfunded lending-related commitments	2	—	(94)	(24)	(62)
Provision for covered loan losses	—	—	(46)	—	(214)
Provision for credit losses	$11,042	$5,043	$7,896	$24,431	$21,996
			Period End
			September 30,	June 30,	September 30,
			2018	2018	2017
Allowance for loan losses			$149,756	$143,402	$133,119
Allowance for unfunded lending-related commitments			1,245	1,243	1,276
Allowance for covered loan losses			—	—	758
Allowance for credit losses			$151,001	$144,645	$135,153

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio, excluding covered loans, as of September 30, 2018 and June 30, 2018.

	As of September 30, 2018
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$4,073,911	$41,543	1.02%
Asset-based lending	1,032,850	9,389	0.91
Tax exempt	478,547	3,098	0.65
Leases	500,052	1,338	0.27
Commercial real estate:(1)
Residential construction	39,289	784	2.00
Commercial construction	754,842	8,452	1.12
Land	117,616	3,814	3.24
Office	909,517	6,332	0.70
Industrial	853,351	5,995	0.70
Retail	852,351	8,152	0.96
Multi-family	891,654	8,891	1.00
Mixed use and other	2,009,861	15,671	0.78
Home equity(1)	538,209	9,051	1.68
Residential real estate(1)	887,336	6,121	0.69
Total core loan portfolio	$13,939,386	$128,631	0.92%
Commercial:
Franchise	$866,885	$8,879	1.02%
Mortgage warehouse lines of credit	171,860	1,350	0.79
Community Advantage - homeowner associations	166,941	442	0.26
Aircraft	2,498	4	0.16
Purchased non-covered commercial loans (2)	180,414	702	0.39
Commercial real estate:
Purchased non-covered commercial real estate (2)	318,293	156	0.05
Purchased non-covered home equity (2)	40,635	92	0.23
Purchased non-covered residential real estate (2)	36,914	170	0.46
Premium finance receivables
U.S. commercial insurance loans	2,532,584	6,027	0.24
Canada commercial insurance loans (2)	352,743	541	0.15
Life insurance loans (1)	4,225,481	1,606	0.04
Purchased life insurance loans (2)	173,490	—	—
Consumer and other (1)	113,320	1,153	1.02
Purchased non-covered consumer and other (2)	2,507	3	0.12
Total consumer, niche and purchased loan portfolio	$9,184,565	$21,125	0.23%
Total loans, net of unearned income, excluding covered loans	$23,123,951	$149,756	0.65%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of June 30, 2018
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$4,000,272	$36,381	0.91%
Asset-based lending	1,041,894	8,957	0.86
Tax exempt	432,435	2,856	0.66
Leases	456,906	1,237	0.27
Commercial real estate:(1)
Residential construction	34,350	709	2.06
Commercial construction	770,314	8,606	1.12
Land	113,937	3,714	3.26
Office	863,448	5,967	0.69
Industrial	851,584	5,896	0.69
Retail	836,901	8,047	0.96
Multi-family	926,475	9,679	1.04
Mixed use and other	1,876,807	14,811	0.79
Home equity(1)	547,836	9,437	1.72
Residential real estate(1)	854,176	6,199	0.73
Total core loan portfolio	$13,607,335	$122,496	0.90%
Commercial:
Franchise	$881,921	$8,661	0.98%
Mortgage warehouse lines of credit	200,060	1,598	0.80
Community Advantage - homeowner associations	169,443	424	0.25
Aircraft	2,586	3	0.12
Purchased non-covered commercial loans (2)	103,543	610	0.59
Commercial real estate:
Purchased non-covered commercial real estate (2)	301,268	231	0.08
Purchased non-covered home equity (2)	45,664	114	0.25
Purchased non-covered residential real estate (2)	41,294	137	0.33
Premium finance receivables
U.S. commercial insurance loans	2,487,886	5,759	0.23
Canada commercial insurance loans (2)	345,566	513	0.15
Life insurance loans (1)	4,118,666	1,462	0.04
Purchased life insurance loans (2)	183,622	—	—
Consumer and other (1)	119,143	1,390	1.17
Purchased non-covered consumer and other (2)	2,563	4	0.14
Total consumer, niche and purchased loan portfolio	$9,003,225	$20,906	0.23%
Total loans, net of unearned income, excluding covered loans	$22,610,560	$143,402	0.63%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of the regular quarterly review performed by management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the preceding tables as of September 30, 2018 and June 30, 2018.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses.

In addition to the $149.8 million of allowance for loan losses, there is $3.7 million of non-accretable credit discount on purchased loans reported in accordance with ASC 310-30 that is available to absorb credit losses.

The tables below show the aging of the Company’s loan portfolio at September 30, 2018 and June 30, 2018:

		90+ days	60-89	30-59
As of September 30, 2018		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$58,587	$8,494	$6,140	$25,614	$7,375,123	$7,473,958
Commercial real estate (1)	17,515	5,578	27,040	44,084	6,652,557	6,746,774
Home equity	8,523	—	1,075	3,478	565,768	578,844
Residential real estate (1)	16,062	1,865	1,714	603	904,006	924,250
Premium finance receivables - commercial	13,802	7,028	5,945	13,239	2,845,313	2,885,327
Premium finance receivables - life insurance (1)	—	—	—	22,016	4,376,955	4,398,971
Consumer and other (1)	355	295	430	329	114,418	115,827
Total loans, net of unearned income	$114,844	$23,260	$42,344	$109,363	$22,834,140	$23,123,951

As of September 30, 2018 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.8%	0.1%	0.1%	0.3%	98.7%	100.0%
Commercial real estate (1)	0.3	0.1	0.4	0.7	98.5	100.0
Home equity	1.5	—	0.2	0.6	97.7	100.0
Residential real estate (1)	1.7	0.2	0.2	0.1	97.8	100.0
Premium finance receivables - commercial	0.5	0.2	0.2	0.5	98.6	100.0
Premium finance receivables - life insurance (1)	—	—	—	0.5	99.5	100.0
Consumer and other (1)	0.3	0.3	0.4	0.3	98.7	100.0
Total loans, net of unearned income	0.5%	0.1%	0.2%	0.5%	98.7%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

		90+ days	60-89	30-59
As of June 30, 2018		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$18,388	$882	$3,064	$15,923	$7,250,803	$7,289,060
Commercial real estate (1)	19,195	3,194	4,119	27,682	6,520,894	6,575,084
Home equity	9,096	—	—	3,226	581,178	593,500
Residential real estate (1)	15,825	1,472	3,637	1,534	873,002	895,470
Premium finance receivables - commercial	14,832	5,159	8,848	10,535	2,794,078	2,833,452
Premium finance receivables - life insurance (1)	—	—	26,770	17,211	4,258,307	4,302,288
Consumer and other (1)	563	286	150	310	120,397	121,706
Total loans, net of unearned income	$77,899	$10,993	$46,588	$76,421	$22,398,659	$22,610,560

As of June 31, 2018 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.3%	—%	—%	0.2%	99.5%	100.0%
Commercial real estate (1)	0.3	—	0.1	0.4	99.2	100.0
Home equity	1.5	—	—	0.5	98.0	100.0
Residential real estate (1)	1.8	0.2	0.4	0.2	97.4	100.0
Premium finance receivables - commercial	0.5	0.2	0.3	0.4	98.6	100.0
Premium finance receivables - life insurance (1)	—	—	0.6	0.4	99.0	100.0
Consumer and other (1)	0.5	0.2	0.1	0.3	98.9	100.0
Total loans, net of unearned income	0.3%	—%	0.2%	0.3%	99.2%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of September 30, 2018, $42.3 million of all loans, or 0.2%, were 60 to 89 days past due and $109.4 million, or 0.5%, were 30 to 59 days (or one payment) past due. As of June 30, 2018, $46.6 million of all loans, or 0.2%, were 60 to 89 days past due and $76.4 million, or 0.3%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis. All loans within the life insurance premium financing portfolio shown as 60 to 89 days and 30 to 59 days past due (four and nine credits, respectively) remain fully secured.

The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at September 30, 2018 that are current with regard to the contractual terms of the loan agreement represent 97.7% of the total home equity portfolio. Residential real estate loans at September 30, 2018 that are current with regards to the contractual terms of the loan agreements comprise 97.8% of total residential real estate loans outstanding.

Non-performing Assets, excluding covered assets

The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2018	2018	2017
Loans past due greater than 90 days and still accruing(1):
Commercial	$5,122	$—	$—
Commercial real estate	—	—	—
Home equity	—	—	—
Residential real estate	—	—	—
Premium finance receivables - commercial	7,028	5,159	9,584
Premium finance receivables - life insurance	—	—	6,740
Consumer and other	233	224	159
Total loans past due greater than 90 days and still accruing	12,383	5,383	16,483
Non-accrual loans(2):
Commercial	58,587	18,388	13,931
Commercial real estate	17,515	19,195	14,878
Home equity	8,523	9,096	7,581
Residential real estate	16,062	15,825	14,743
Premium finance receivables - commercial	13,802	14,832	9,827
Premium finance receivables - life insurance	—	—	—
Consumer and other	355	563	540
Total non-accrual loans	114,844	77,899	61,500
Total non-performing loans:
Commercial	63,709	18,388	13,931
Commercial real estate	17,515	19,195	14,878
Home equity	8,523	9,096	7,581
Residential real estate	16,062	15,825	14,743
Premium finance receivables - commercial	20,830	19,991	19,411
Premium finance receivables - life insurance	—	—	6,740
Consumer and other	588	787	699
Total non-performing loans	$127,227	$83,282	$77,983
Other real estate owned	14,924	18,925	17,312
Other real estate owned - from acquisitions	13,379	16,406	20,066
Other repossessed assets	294	305	301
Total non-performing assets	$155,824	$118,918	$115,662
TDRs performing under the contractual terms of the loan agreement	$31,487	$57,249	$26,972
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.85%	0.25%	0.22%
Commercial real estate	0.26	0.29	0.23
Home equity	1.47	1.53	1.13
Residential real estate	1.74	1.77	1.87
Premium finance receivables - commercial	0.72	0.71	0.73
Premium finance receivables - life insurance	—	—	0.18
Consumer and other	0.51	0.65	0.53
Total loans, net of unearned income	0.55%	0.37%	0.37%
Total non-performing assets as a percentage of total assets	0.52%	0.40%	0.42%
Allowance for loan losses as a percentage of total non-performing loans	117.71%	172.19%	170.70%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)	Non-accrual loans included TDRs totaling $34.7 million, $8.1 million and $6.2 million as of September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

The ratio of non-performing assets to total assets was 0.52% as of September 30, 2018, compared to 0.40% at June 30, 2018, and 0.42% at September 30, 2017. Non-performing assets, excluding covered assets and non-covered PCI loans, totaled $155.8 million at September 30, 2018, compared to $118.9 million at June 30, 2018 and $115.7 million at September 30, 2017. Non-performing loans, excluding covered loans and non-covered PCI loans, totaled $127.2 million, or 0.55% of total loans, at September 30, 2018 compared to $83.3 million, or 0.37% of total loans, at June 30, 2018 and $78.0 million, or 0.37% of total loans, at September 30, 2017. The increase in the current quarter is primarily the result of four credit relationships within the commercial portfolio totaling $46.6 million becoming non-performing during the third quarter. OREO, excluding covered OREO, of $28.3 million at September 30, 2018 decreased $7.0 million compared to $35.3 million at June 30, 2018 and decreased $9.1 million compared to $37.4 million at September 30, 2017.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.

Nonperforming Loans Rollforward

The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans and non-covered PCI loans, for the periods presented:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Balance at beginning of period	$83,282	$89,690	$69,050	$90,162	$87,454
Additions, net, from non-covered portfolio	56,864	10,403	10,622	73,875	30,119
Return to performing status	(3,782)	(759)	(603)	(8,294)	(3,170)
Payments received	(6,212)	(4,589)	(6,633)	(13,370)	(22,931)
Transfer to OREO and other repossessed assets	(659)	(3,528)	(1,072)	(6,168)	(5,276)
Charge-offs	(3,108)	(1,968)	(2,295)	(8,631)	(7,919)
Net change for niche loans (1)	842	(5,967)	8,914	(347)	(294)
Balance at end of period	$127,227	$83,282	$77,983	$127,227	$77,983

(1)	This includes activity for premium finance receivables and indirect consumer loans.

TDRs

The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	September 30,	June 30,	September 30,
(Dollars in thousands)	2018	2018	2017
Accruing TDRs:
Commercial	$8,794	$37,560	$3,774
Commercial real estate	14,160	15,086	16,475
Residential real estate and other	8,533	4,603	6,723
Total accrual	$31,487	$57,249	$26,972
Non-accrual TDRs: (1)
Commercial	$30,452	$1,671	$2,493
Commercial real estate	1,326	1,362	1,492
Residential real estate and other	2,954	5,028	2,226
Total non-accrual	$34,732	$8,061	$6,211
Total TDRs:
Commercial	$39,246	$39,231	$6,267
Commercial real estate	15,486	16,448	17,967
Residential real estate and other	11,487	9,631	8,949
Total TDRs	$66,219	$65,310	$33,183
Weighted-average contractual interest rate of TDRs	5.48%	5.46%	4.39%

(1)	Included in total non-performing loans.

Other Real Estate Owned

The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of September 30, 2018, June 30, 2018 and September 30, 2017, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2018	2018	2017
Balance at beginning of period	$35,331	$36,598	$39,361
Disposals/resolved	(7,291)	(4,557)	(2,391)
Transfers in at fair value, less costs to sell	349	4,801	898
Additions from acquisition	1,418	—	—
Fair value adjustments	(1,504)	(1,511)	(490)
Balance at end of period	$28,303	$35,331	$37,378

	Period End
	September 30,	June 30,	September 30,
Balance by Property Type	2018	2018	2017
Residential real estate	$3,735	$5,155	$7,236
Residential real estate development	1,952	2,205	676
Commercial real estate	22,616	27,971	29,466
Total	$28,303	$35,331	$37,378

Items Impacting Comparative Financial Results:

Acquisitions

On August 1, 2018, the Company completed its acquisition of Chicago Shore Corporation ("CSC"). CSC was the parent company of Delaware Place Bank. Through this transaction, the Company acquired Delaware Place Bank's one banking location in Chicago, Illinois, approximately $280 million in assets and approximately $213 million in deposits.

On January 4, 2018, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of Veterans First, in a business combination. The Company also acquired mortgage servicing rights assets from Veterans First on approximately 10,000 loans, totaling an estimated $1.6 billion in unpaid principal balance. Veterans First is a consumer direct lender with three offices, operating two in Salt Lake City and one in San Diego, and originated in excess of $800 million in loans in 2017.

On February 14, 2017, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of American Homestead Mortgage, LLC ("AHM"), in a business combination. AHM is located in Montana's Flathead Valley and originated approximately $55 million of residential mortgage loans in 2016.

Termination of Loss Share Agreements

On October 16, 2017, the Company entered in agreements with the FDIC that terminated all existing loss share agreements with the FDIC. The loss share agreements were related to the Company’s acquisition of assets and assumption of liabilities of eight failed banks through FDIC assisted transactions in 2010, 2011 and 2012.

Under terms of the agreements, the Company made a net payment of $15.2 million to the FDIC as consideration for the early termination of the loss share agreements. The Company recorded a pre-tax gain of approximately $0.4 million in the fourth quarter of 2017 to write off the remaining loss share asset, relieve the claw-back liability and recognize the payment to the FDIC.

Approximately $0.2 million of the remaining net indemnification liabilities that were scheduled to be amortized against future earnings did not occur for the remainder of the fourth quarter of 2017. Additionally, $0.8 million, $0.8 million and $0.7 million each year in 2018, 2019 and 2020, respectively, of previously scheduled amortization will not occur.

The termination of the FDIC loss share agreements has no effect on yields of the loans that were previously covered under these agreements. Subsequent to this transaction, the Company is solely responsible for all future charge-offs, recoveries, gains, losses and expenses related to the previously covered assets as the FDIC will no longer share in those amounts.

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin.

The banks also operate facilities in Illinois in Addison, Algonquin, Aurora, Bloomingdale, Buffalo Grove, Cary, Clarendon Hills, Crete, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evanston, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Oak Lawn, Orland Park, Palatine, Park Ridge, Prospect Heights, Ravinia, Riverside, Rogers Park, Rolling Meadows, Roselle, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Milwaukee, Monroe, Pewaukee, Racine, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.

Additionally, the Company operates various non-bank business units:

•
FIRST Insurance Funding, a division of Lake Forest Bank & Trust Company, N.A., and Wintrust Life Finance, a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wintrust Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.

•	Wintrust Asset Finance offers direct leasing opportunities.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2017 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•	economic conditions that affect the economy, housing prices, the job market and other factors that may adversely affect the

Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•
competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions;

•	harm to the Company’s reputation;

•	any negative perception of the Company’s financial strength;

•	ability of the Company to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

•	failure or breaches of our security systems or infrastructure, or those of third parties;

•	security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft;

•	adverse effects on our information technology systems resulting from failures, human error or cyberattacks;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;

•	changes in accounting standards, rules and interpretations such as the new CECL standard, and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	uncertainty about the future of LIBOR;

•	a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;

•	legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;

•	a lowering of our credit rating;

•	changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet as a result of the end of its program of quantitative easing or otherwise;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY

The Company will hold a conference call at 10:00 a.m. (Central Time) on Thursday, October 18, 2018 regarding third quarter and year-to-date 2018 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #9544149. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s website at http://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the third quarter and year-to-date 2018 earnings press release will be available on the home page of the Company’s website at http://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Selected Financial Condition Data (at end of period):
Total assets	$30,142,731	$29,464,588	$28,456,772	$27,915,970	$27,358,162
Total loans, excluding covered loans (7)	23,123,951	22,610,560	22,062,134	21,640,797	20,912,781
Total deposits	24,916,715	24,365,479	23,279,327	23,183,347	22,895,063
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total shareholders’ equity	3,179,822	3,106,871	3,031,250	2,976,939	2,908,925
Selected Statements of Income Data:
Net interest income	247,563	238,170	225,082	219,099	215,988
Net revenue (1)	347,493	333,403	310,761	300,137	295,719
Net income	91,948	89,580	81,981	68,781	65,626
Net income per common share – Basic	$1.59	$1.55	$1.42	$1.19	$1.14
Net income per common share – Diluted	$1.57	$1.53	$1.40	$1.17	$1.12
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.59%	3.61%	3.54%	3.45%	3.43%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.61%	3.63%	3.56%	3.49%	3.46%
Non-interest income to average assets	1.34%	1.34%	1.25%	1.18%	1.17%
Non-interest expense to average assets	2.87%	2.90%	2.83%	2.87%	2.70%
Net overhead ratio (3)	1.53%	1.57%	1.58%	1.69%	1.53%
Return on average assets	1.24%	1.26%	1.20%	1.00%	0.96%
Return on average common equity	11.86%	11.94%	11.29%	9.39%	9.15%
Return on average tangible common equity (non-GAAP) (2)	14.64%	14.72%	14.02%	11.65%	11.39%
Average total assets	$29,525,109	$28,567,579	$27,809,597	$27,179,484	$27,012,295
Average total shareholders’ equity	3,131,943	3,064,154	2,995,592	2,942,999	2,882,682
Average loans to average deposits ratio (excluding covered loans)	92.2%	95.5%	95.2%	92.3%	91.8%
Period-end loans to deposits ratio (excluding covered loans)	92.8	92.8	94.8	93.3	92.1
Common Share Data at end of period:
Market price per common share	$84.94	$87.05	$86.05	$82.37	$78.31
Book value per common share (2)	$54.19	$52.94	$51.66	$50.96	$49.86
Tangible common book value per share (2)	$44.16	$43.50	$42.17	$41.68	$40.53
Common shares outstanding	56,377,169	56,329,276	56,256,498	55,965,207	55,838,063
Other Data at end of period:(6)
Leverage Ratio(4)	9.3%	9.4%	9.3%	9.3%	9.2%
Tier 1 Capital to risk-weighted assets (4)	9.9%	10.0%	10.0%	9.9%	10.0%
Common equity Tier 1 capital to risk-weighted assets (4)	9.5%	9.6%	9.5%	9.4%	9.5%
Total capital to risk-weighted assets (4)	11.9%	12.1%	12.0%	12.0%	12.2%
Allowance for credit losses (5)	$151,001	$144,645	$140,746	$139,174	$134,395
Non-performing loans	127,227	83,282	89,690	90,162	77,983
Allowance for credit losses to total loans (5)	0.65%	0.64%	0.64%	0.64%	0.64%
Non-performing loans to total loans	0.55%	0.37%	0.41%	0.42%	0.37%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	166	162	157	157	156

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

(7)	Excludes mortgage loans held-for-sale.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2018	2018	2018	2017	2017
Assets
Cash and due from banks	$279,936	$304,580	$231,407	$277,534	$251,896
Federal funds sold and securities purchased under resale agreements	57	62	57	57	56
Interest bearing deposits with banks	1,137,044	1,221,407	980,380	1,063,242	1,218,728
Available-for-sale securities, at fair value	2,164,985	1,940,787	1,895,688	1,803,666	1,665,903
Held-to-maturity securities, at amortized cost	966,438	890,834	892,937	826,449	819,340
Trading account securities	688	862	1,682	995	643
Equity securities with readily determinable fair value	36,414	37,839	37,832	—	—
Federal Home Loan Bank and Federal Reserve Bank stock	99,998	96,699	104,956	89,989	87,192
Brokerage customer receivables	15,649	16,649	24,531	26,431	23,631
Mortgage loans held-for-sale	338,111	455,712	411,505	313,592	370,282
Loans, net of unearned income, excluding covered loans	23,123,951	22,610,560	22,062,134	21,640,797	20,912,781
Covered loans	—	—	—	—	46,601
Total loans	23,123,951	22,610,560	22,062,134	21,640,797	20,959,382
Allowance for loan losses	(149,756)	(143,402)	(139,503)	(137,905)	(133,119)
Allowance for covered loan losses	—	—	—	—	(758)
Net loans	22,974,195	22,467,158	21,922,631	21,502,892	20,825,505
Premises and equipment, net	664,469	639,345	626,687	621,895	609,978
Lease investments, net	199,241	194,160	190,775	212,335	193,828
Accrued interest receivable and other assets	700,568	666,673	601,794	567,374	580,612
Trade date securities receivable	—	450	—	90,014	189,896
Goodwill	537,560	509,957	511,497	501,884	502,021
Other intangible assets	27,378	21,414	22,413	17,621	18,651
Total assets	$30,142,731	$29,464,588	$28,456,772	$27,915,970	$27,358,162
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,399,213	$6,520,724	$6,612,319	$6,792,497	$6,502,409
Interest bearing	18,517,502	17,844,755	16,667,008	16,390,850	16,392,654
Total deposits	24,916,715	24,365,479	23,279,327	23,183,347	22,895,063
Federal Home Loan Bank advances	615,000	667,000	915,000	559,663	468,962
Other borrowings	373,571	255,701	247,092	266,123	251,680
Subordinated notes	139,172	139,148	139,111	139,088	139,052
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Trade date securities payable	—	—	—	—	880
Accrued interest payable and other liabilities	664,885	676,823	591,426	537,244	440,034
Total liabilities	26,962,909	26,357,717	25,425,522	24,939,031	24,449,237
Shareholders’ Equity:
Preferred stock	125,000	125,000	125,000	125,000	125,000
Common stock	56,486	56,437	56,364	56,068	55,940
Surplus	1,553,353	1,547,511	1,540,673	1,529,035	1,519,596
Treasury stock	(5,547)	(5,355)	(5,355)	(4,986)	(4,884)
Retained earnings	1,543,680	1,464,494	1,387,663	1,313,657	1,254,759
Accumulated other comprehensive loss	(93,150)	(81,216)	(73,095)	(41,835)	(41,486)
Total shareholders’ equity	3,179,822	3,106,871	3,031,250	2,976,939	2,908,925
Total liabilities and shareholders’ equity	$30,142,731	$29,464,588	$28,456,772	$27,915,970	$27,358,162

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2018	2018	2018	2017	2017
Interest income
Interest and fees on loans	271,134	255,063	234,994	226,447	223,897
Mortgage loans held-for-sale	5,285	4,226	2,818	3,291	3,223
Interest bearing deposits with banks	5,423	3,243	2,796	2,723	3,272
Federal funds sold and securities purchased under resale agreements	—	1	—	—	—
Investment securities	21,710	19,888	19,128	18,160	16,058
Trading account securities	11	4	14	2	8
Federal Home Loan Bank and Federal Reserve Bank stock	1,235	1,455	1,298	1,067	1,080
Brokerage customer receivables	164	167	157	150	150
Total interest income	304,962	284,047	261,205	251,840	247,688
Interest expense
Interest on deposits	48,736	35,293	26,549	24,930	23,655
Interest on Federal Home Loan Bank advances	1,947	4,263	3,639	2,124	2,151
Interest on other borrowings	2,003	1,698	1,699	1,600	1,482
Interest on subordinated notes	1,773	1,787	1,773	1,786	1,772
Interest on junior subordinated debentures	2,940	2,836	2,463	2,301	2,640
Total interest expense	57,399	45,877	36,123	32,741	31,700
Net interest income	247,563	238,170	225,082	219,099	215,988
Provision for credit losses	11,042	5,043	8,346	7,772	7,896
Net interest income after provision for credit losses	236,521	233,127	216,736	211,327	208,092
Non-interest income
Wealth management	22,634	22,617	22,986	21,910	19,803
Mortgage banking	42,014	39,834	30,960	27,411	28,184
Service charges on deposit accounts	9,331	9,151	8,857	8,907	8,645
Gains (losses) on investment securities, net	90	12	(351)	14	39
Fees from covered call options	627	669	1,597	1,610	1,143
Trading (losses) gains, net	(61)	124	103	24	(129)
Operating lease income, net	9,132	8,746	9,691	8,598	8,461
Other	16,163	14,080	11,836	12,564	13,585
Total non-interest income	99,930	95,233	85,679	81,038	79,731
Non-interest expense
Salaries and employee benefits	123,855	121,675	112,436	118,009	106,251
Equipment	10,827	10,527	10,072	9,500	9,947
Operating lease equipment depreciation	7,370	6,940	6,533	7,015	6,794
Occupancy, net	14,404	13,663	13,767	14,154	13,079
Data processing	9,335	8,752	8,493	7,915	7,851
Advertising and marketing	11,120	11,782	8,824	7,382	9,572
Professional fees	9,914	6,484	6,649	8,879	6,786
Amortization of other intangible assets	1,163	997	1,004	1,028	1,068
FDIC insurance	4,205	4,598	4,362	4,324	3,877
OREO expense, net	596	980	2,926	599	590
Other	20,848	20,371	19,283	17,775	17,760
Total non-interest expense	213,637	206,769	194,349	196,580	183,575
Income before taxes	122,814	121,591	108,066	95,785	104,248
Income tax expense	30,866	32,011	26,085	27,004	38,622
Net income	$91,948	$89,580	$81,981	$68,781	$65,626
Preferred stock dividends	2,050	2,050	2,050	2,050	2,050
Net income applicable to common shares	$89,898	$87,530	$79,931	$66,731	$63,576
Net income per common share - Basic	$1.59	$1.55	$1.42	$1.19	$1.14
Net income per common share - Diluted	$1.57	$1.53	$1.40	$1.17	$1.12
Cash dividends declared per common share	$0.19	$0.19	$0.19	$0.14	$0.14
Weighted average common shares outstanding	56,366	56,299	56,137	55,924	55,796
Dilutive potential common shares	918	928	888	1,010	966
Average common shares and dilutive common shares	57,284	57,227	57,025	56,934	56,762

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Balance:
Commercial	$7,473,958	$7,289,060	$7,060,871	$6,787,677	$6,456,034
Commercial real estate	6,746,774	6,575,084	6,633,520	6,580,618	6,400,781
Home equity	578,844	593,500	626,547	663,045	672,969
Residential real estate	924,250	895,470	869,104	832,120	789,499
Premium finance receivables - commercial	2,885,327	2,833,452	2,576,150	2,634,565	2,664,912
Premium finance receivables - life insurance	4,398,971	4,302,288	4,189,961	4,035,059	3,795,474
Consumer and other	115,827	121,706	105,981	107,713	133,112
Total loans, net of unearned income, excluding covered loans	$23,123,951	$22,610,560	$22,062,134	$21,640,797	$20,912,781
Covered loans	—	—	—	—	46,601
Total loans, net of unearned income	$23,123,951	$22,610,560	$22,062,134	$21,640,797	$20,959,382
Mix:
Commercial	32%	32%	32%	31%	31%
Commercial real estate	29	29	30	30	31
Home equity	3	3	3	3	3
Residential real estate	4	4	4	4	3
Premium finance receivables - commercial	12	12	12	12	13
Premium finance receivables - life insurance	19	19	19	19	18
Consumer and other	1	1	—	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	100%	100%	100%
Covered loans	—	—	—	—	—
Total loans, net of unearned income	100%	100%	100%	100%	100%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Balance:
Non-interest bearing	$6,399,213	$6,520,724	$6,612,319	$6,792,497	$6,502,409
NOW and interest bearing demand deposits	2,512,259	2,452,474	2,315,122	2,315,055	2,273,025
Wealth management deposits (1)	2,520,120	2,523,572	2,495,134	2,323,699	2,171,758
Money market	5,429,921	5,205,678	4,617,122	4,515,353	4,607,995
Savings	2,595,164	2,763,062	2,901,504	2,829,373	2,673,201
Time certificates of deposit	5,460,038	4,899,969	4,338,126	4,407,370	4,666,675
Total deposits	$24,916,715	$24,365,479	$23,279,327	$23,183,347	$22,895,063
Mix:
Non-interest bearing	26%	27%	28%	29%	28%
NOW and interest bearing demand deposits	10	10	10	10	10
Wealth management deposits (1)	10	11	11	10	10
Money market	22	21	20	20	20
Savings	10	11	12	12	12
Time certificates of deposit	22	20	19	19	20
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Net interest income - FTE	$249,082	$239,549	$226,286	$221,226	$217,947
Call option income	627	669	1,597	1,610	1,143
Net interest income including call option income	$249,709	$240,218	$227,883	$222,836	$219,090
Yield on earning assets	4.45%	4.32%	4.13%	4.00%	3.96%
Rate on interest-bearing liabilities	1.17	1.00	0.83	0.75	0.73
Rate spread	3.28%	3.32%	3.30%	3.25%	3.23%
Less: Fully tax-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.04)	(0.03)
Net free funds contribution	0.33	0.31	0.26	0.24	0.23
Net interest margin (GAAP-derived)	3.59%	3.61%	3.54%	3.45%	3.43%
Fully tax-equivalent adjustment	0.02	0.02	0.02	0.04	0.03
Net interest margin - FTE	3.61%	3.63%	3.56%	3.49%	3.46%
Call option income	0.01	0.01	0.03	0.03	0.02
Net interest margin - FTE, including call option income	3.62%	3.64%	3.59%	3.52%	3.48%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Nine Months Ended September 30,	Years Ended December 31,
(Dollars in thousands)	2018	2017	2016	2015	2014
Net interest income - FTE	$714,917	$839,563	$728,145	$646,238	$601,744
Call option income	2,893	4,402	11,470	15,364	7,859
Net interest income including call option income	$717,810	$843,965	$739,615	$661,602	$609,603
Yield on earning assets	4.30%	3.91%	3.67%	3.76%	3.96%
Rate on interest-bearing liabilities	1.01	0.67	0.57	0.54	0.55
Rate spread	3.29%	3.24%	3.10%	3.22%	3.41%
Less: Fully tax-equivalent adjustment	(0.02)	(0.03)	(0.02)	(0.02)	(0.02)
Net free funds contribution	0.31	0.20	0.16	0.14	0.12
Net interest margin (GAAP-derived)	3.58%	3.41%	3.24%	3.34%	3.51%
Fully tax-equivalent adjustment	0.02	0.03	0.02	0.02	0.02
Net interest margin - FTE	3.60%	3.44%	3.26%	3.36%	3.53%
Call option income	0.01	0.02	0.05	0.08	0.05
Net interest margin - FTE, including call option income	3.61%	3.46%	3.31%	3.44%	3.58%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2018	2018	2018	2017	2017
Interest-bearing deposits with banks and cash equivalents	$998,004	$759,425	$749,973	$914,319	$1,003,572
Investment securities	3,046,272	2,890,828	2,892,617	2,736,253	2,652,119
FHLB and FRB stock	88,335	115,119	105,414	82,092	81,928
Liquidity management assets	$4,132,611	$3,765,372	$3,748,004	$3,732,664	$3,737,619
Other earning assets	17,862	21,244	27,571	26,955	25,844
Mortgage loans held-for-sale	380,235	403,967	281,181	335,385	336,604
Loans, net of unearned income	22,823,378	22,283,541	21,711,342	21,080,984	20,858,618
Covered loans	—	—	—	6,025	48,415
Total earning assets	$27,354,086	$26,474,124	$25,768,098	$25,182,013	$25,007,100
Allowance for loan and covered loan losses	(148,503)	(147,192)	(143,108)	(138,584)	(135,519)
Cash and due from banks	268,006	270,240	254,489	244,097	242,186
Other assets	2,051,520	1,970,407	1,930,118	1,891,958	1,898,528
Total assets	$29,525,109	$28,567,579	$27,809,597	$27,179,484	$27,012,295
NOW and interest bearing demand deposits	$2,519,445	$2,295,268	$2,255,692	$2,284,576	$2,344,848
Wealth management deposits	2,517,141	2,365,191	2,250,139	2,005,197	2,320,674
Money market accounts	5,369,324	4,883,645	4,520,620	4,611,515	4,471,342
Savings accounts	2,672,077	2,702,665	2,813,772	2,741,621	2,581,946
Time deposits	5,214,637	4,557,187	4,322,111	4,581,464	4,573,081
Interest-bearing deposits	$18,292,624	$16,803,956	$16,162,334	$16,224,373	$16,291,891
Federal Home Loan Bank advances	429,739	1,006,407	872,811	324,748	324,996
Other borrowings	268,278	240,066	263,125	255,972	268,850
Subordinated notes	139,155	139,125	139,094	139,065	139,035
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$19,383,362	$18,443,120	$17,690,930	$17,197,724	$17,278,338
Non-interest bearing deposits	6,461,195	6,539,731	6,639,845	6,605,553	6,419,326
Other liabilities	548,609	520,574	483,230	433,208	431,949
Equity	3,131,943	3,064,154	2,995,592	2,942,999	2,882,682
Total liabilities and shareholders’ equity	$29,525,109	$28,567,579	$27,809,597	$27,179,484	$27,012,295

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Yield earned on:
Interest-bearing deposits with banks and cash equivalents	2.16%	1.71%	1.51%	1.18%	1.29%
Investment securities	2.90	2.84	2.76	2.78	2.54
FHLB and FRB stock	5.54	5.07	4.99	5.15	5.23
Liquidity management assets	2.78%	2.68%	2.57%	2.44%	2.26%
Other earning assets	3.95	3.24	2.56	2.27	2.49
Mortgage loans held-for-sale	5.51	4.20	4.06	3.89	3.80
Loans, net of unearned income	4.73	4.61	4.40	4.28	4.27
Covered loans	—	—	—	5.66	4.91
Total earning assets	4.45%	4.32%	4.13%	4.00%	3.96%
Rate paid on:
NOW and interest bearing demand deposits	0.39%	0.33%	0.25%	0.24%	0.22%
Wealth management deposits	1.31	1.19	0.98	0.80	0.81
Money market accounts	0.98	0.67	0.42	0.36	0.31
Savings accounts	0.43	0.40	0.39	0.39	0.33
Time deposits	1.66	1.37	1.16	1.09	1.04
Interest-bearing deposits	1.06%	0.84%	0.67%	0.61%	0.58%
Federal Home Loan Bank advances	1.80	1.70	1.69	2.59	2.63
Other borrowings	2.96	2.84	2.62	2.48	2.19
Subordinated notes	5.10	5.14	5.10	5.14	5.10
Junior subordinated debentures	4.54	4.42	3.89	3.55	4.07
Total interest-bearing liabilities	1.17%	1.00%	0.83%	0.75%	0.73%
Interest rate spread	3.28%	3.32%	3.30%	3.25%	3.23%
Less: Fully tax-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.04)	(0.03)
Net free funds/contribution	0.33	0.31	0.26	0.24	0.23
Net interest margin (GAAP)	3.59%	3.61%	3.54%	3.45%	3.43%
Fully tax-equivalent adjustment	0.02	0.02	0.02	0.04	0.03
Net interest margin - FTE	3.61%	3.63%	3.56%	3.49%	3.46%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2018	2018	2018	2017	2017
Brokerage	$5,579	$5,784	$6,031	$6,067	$5,127
Trust and asset management	17,055	16,833	16,955	15,843	14,676
Total wealth management	22,634	22,617	22,986	21,910	19,803
Mortgage banking	42,014	39,834	30,960	27,411	28,184
Service charges on deposit accounts	9,331	9,151	8,857	8,907	8,645
Gains (losses) on investment securities, net	90	12	(351)	14	39
Fees from covered call options	627	669	1,597	1,610	1,143
Trading gains (losses), net	(61)	124	103	24	(129)
Operating lease income, net	9,132	8,746	9,691	8,598	8,461
Other:
Interest rate swap fees	2,359	3,829	2,237	1,963	1,762
BOLI	3,190	1,544	714	754	897
Administrative services	1,099	1,205	1,061	1,103	1,052
Early pay-offs of capital leases	11	554	33	7	—
Miscellaneous	9,504	6,948	7,791	8,737	9,874
Total other income	16,163	14,080	11,836	12,564	13,585
Total Non-Interest Income	$99,930	$95,233	$85,679	$81,038	$79,731
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2018	2018	2018	2017	2017
Salaries and employee benefits:
Salaries	$69,893	$66,976	$61,986	$58,239	$57,689
Commissions and incentive compensation	34,046	35,907	31,949	40,723	32,095
Benefits	19,916	18,792	18,501	19,047	16,467
Total salaries and employee benefits	123,855	121,675	112,436	118,009	106,251
Equipment	10,827	10,527	10,072	9,500	9,947
Operating lease equipment depreciation	7,370	6,940	6,533	7,015	6,794
Occupancy, net	14,404	13,663	13,767	14,154	13,079
Data processing	9,335	8,752	8,493	7,915	7,851
Advertising and marketing	11,120	11,782	8,824	7,382	9,572
Professional fees	9,914	6,484	6,649	8,879	6,786
Amortization of other intangible assets	1,163	997	1,004	1,028	1,068
FDIC insurance	4,205	4,598	4,362	4,324	3,877
OREO expense, net	596	980	2,926	599	590
Other:
Commissions - 3rd party brokers	1,059	1,174	1,252	1,057	990
Postage	2,205	2,567	1,866	1,427	1,814
Miscellaneous	17,584	16,630	16,165	15,291	14,956
Total other expense	20,848	20,371	19,283	17,775	17,760
Total Non-Interest Expense	$213,637	$206,769	$194,349	$196,580	$183,575

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Allowance for loan losses at beginning of period	$143,402	$139,503	$137,905	$133,119	$129,591
Provision for credit losses	11,042	5,043	8,346	7,772	7,942
Other adjustments (1)	(18)	(44)	(40)	698	(39)
Reclassification (to) from allowance for unfunded lending-related commitments	(2)	—	26	7	94
Charge-offs:
Commercial	3,219	2,210	2,687	1,340	2,265
Commercial real estate	208	155	813	1,001	989
Home equity	561	612	357	728	968
Residential real estate	337	180	571	542	267
Premium finance receivables - commercial	2,512	3,254	4,721	2,314	1,716
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	144	459	129	207	213
Total charge-offs	6,981	6,870	9,278	6,132	6,418
Recoveries:
Commercial	304	666	262	235	801
Commercial real estate	193	2,387	1,687	1,037	323
Home equity	142	171	123	359	178
Residential real estate	466	1,522	40	165	55
Premium finance receivables - commercial	1,142	975	385	613	499
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	66	49	47	32	93
Total recoveries	2,313	5,770	2,544	2,441	1,949
Net charge-offs	(4,668)	(1,100)	(6,734)	(3,691)	(4,469)
Allowance for loan losses at period end	$149,756	$143,402	$139,503	$137,905	$133,119
Allowance for unfunded lending-related commitments at period end	1,245	1,243	1,243	1,269	1,276
Allowance for credit losses at period end	$151,001	$144,645	$140,746	$139,174	$134,395
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.16%	0.09%	0.14%	0.07%	0.09%
Commercial real estate	0.00	(0.14)	(0.05)	0.00	0.04
Home equity	0.28	0.29	0.15	0.22	0.46
Residential real estate	(0.06)	(0.64)	0.26	0.18	0.11
Premium finance receivables - commercial	0.19	0.34	0.68	0.26	0.18
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.23	1.21	0.26	0.52	0.37
Total loans, net of unearned income, excluding covered loans	0.08%	0.02%	0.13%	0.07%	0.08%
Net charge-offs as a percentage of the provision for credit losses	42.27%	21.81%	80.69%	47.49%	56.27%
Loans at period-end	$23,123,951	$22,610,560	$22,062,134	$21,640,797	$20,912,781
Allowance for loan losses as a percentage of loans at period end	0.65%	0.63%	0.63%	0.64%	0.64%
Allowance for credit losses as a percentage of loans at period end	0.65%	0.64%	0.64%	0.64%	0.64%

(1)	Includes $742,000 of allowance for covered loan losses reclassified as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2017 (3)	2017	2017
Loans past due greater than 90 days and still accruing(1):
Commercial	$5,122	$—	$—	$—	$—
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Residential real estate	—	—	—	3,278	—
Premium finance receivables - commercial	7,028	5,159	8,547	9,242	9,584
Premium finance receivables - life insurance	—	—	—	—	6,740
Consumer and other	233	224	207	40	159
Total loans past due greater than 90 days and still accruing	12,383	5,383	8,754	12,560	16,483
Non-accrual loans(2):
Commercial	58,587	18,388	14,007	15,696	13,931
Commercial real estate	17,515	19,195	21,825	22,048	14,878
Home equity	8,523	9,096	9,828	8,978	7,581
Residential real estate	16,062	15,825	17,214	17,977	14,743
Premium finance receivables - commercial	13,802	14,832	17,342	12,163	9,827
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	355	563	720	740	540
Total non-accrual loans	114,844	77,899	80,936	77,602	61,500
Total non-performing loans:
Commercial	63,709	18,388	14,007	15,696	13,931
Commercial real estate	17,515	19,195	21,825	22,048	14,878
Home equity	8,523	9,096	9,828	8,978	7,581
Residential real estate	16,062	15,825	17,214	21,255	14,743
Premium finance receivables - commercial	20,830	19,991	25,889	21,405	19,411
Premium finance receivables - life insurance	—	—	—	—	6,740
Consumer and other	588	787	927	780	699
Total non-performing loans	$127,227	$83,282	$89,690	$90,162	$77,983
Other real estate owned	14,924	18,925	18,481	20,244	17,312
Other real estate owned - from acquisitions	13,379	16,406	18,117	20,402	20,066
Other repossessed assets	294	305	113	153	301
Total non-performing assets	$155,824	$118,918	$126,401	$130,961	$115,662
TDRs performing under the contractual terms of the loan agreement	$31,487	$57,249	$39,562	$39,683	$26,972
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.85%	0.25%	0.20%	0.23%	0.22%
Commercial real estate	0.26	0.29	0.33	0.34	0.23
Home equity	1.47	1.53	1.57	1.35	1.13
Residential real estate	1.74	1.77	1.98	2.55	1.87
Premium finance receivables - commercial	0.72	0.71	1.00	0.81	0.73
Premium finance receivables - life insurance	—	—	—	—	0.18
Consumer and other	0.51	0.65	0.87	0.72	0.53
Total loans, net of unearned income	0.55%	0.37%	0.41%	0.42%	0.37%
Total non-performing assets as a percentage of total assets	0.52%	0.40%	0.44%	0.47%	0.42%
Allowance for loan losses as a percentage of total non-performing loans	117.71%	172.19%	155.54%	152.95%	170.70%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)
Non-accrual loans included TDRs totaling $34.7 million, $8.1 million, $8.1 million, $10.1 million and $6.2 million as of September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, respectively.

(3)
Includes $2.6 million of non-performing loans and $2.9 million of other real estate owned reclassified from covered assets as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.